Exhibit 5.1

1650 TYSONS BOULEVARD SUITE 400 MCLEAN, VIRGINIA 22102 TELEPHONE: 703.760.7700 FACSIMILE: 703.760.7777 WWW.MOFO.COM

MORRISON & FOERSTER LLP
NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.
NORTHERN VIRGINIA, DENVER,
SACRAMENTO, WALNUT CREEK
TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG

May 14, 2010

Veeco Instruments Inc.

Terminal Drive
Plainview, New York 11803

RE:          Veeco Instruments Inc. 2010 Stock Incentive Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,500,000 shares (the “Shares”) of the Common Stock, $0.01 par value (the “Common Stock”), of Veeco Instruments Inc. (the “Company”), which will be issuable from time to time under the Veeco Instruments Inc. 2010 Stock Incentive Plan (the “Plan”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion.  For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Plan, as applicable, will be validly issued, fully paid and nonassessable shares of Common Stock.  The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morrison & Foerster LLP